                            SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934



    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                                    MAXUS ENERGY CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125  per Exchange  Act Rules  0-11(c)(1)(ii), 14a-6(i)(1),  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                            ------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 3, 1995
                             ---------------------

To the Stockholders of
 MAXUS ENERGY CORPORATION:

    Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Maxus Energy Corporation, a Delaware corporation (the "Company"), will be held on August 3, 1995, at 10:00 a.m., Dallas time, at The Harvey Hotel, 400 North Olive Street, Dallas, Texas for the following purposes:


    1. To elect seven nominees as directors, each for a one-year term ending in 1996;



    2. To ratify the appointment of Arthur Andersen & Co. as independent accountants for 1995;



    3.   To  consider  and  vote  upon  amendments  to  the  Company's  Restated
       Certificate   of   Incorporation  to   eliminate   certain  anti-takeover
       provisions previously adopted; and


    4. To transact such other business as may be properly brought before the Annual Meeting or any adjournments thereof.

    Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement attached to this notice.


    Only holders of record of the Company's common stock, par value $1.00 per share, and the Company's $4.00 Cumulative Convertible Preferred Stock, par value $1.00 per share, as of the close of business on June 14, 1995 are entitled to vote on the matters to be presented at such meeting or any adjournment(s) thereof. The holder of the $9.75 Cumulative Convertible Preferred Stock is, by its terms, entitled to elect one director, but is not entitled to vote on the matters presented to the stockholders for a vote at the Annual Meeting. The holders of the $2.50 Cumulative Preferred Stock, par value $1.00 per share, are not entitled to vote at the Annual Meeting.


    YPF Sociedad Anonima, a sociedad anonima organized under the laws of the Republic of Argentina, owns a sufficient number of shares to elect the seven nominees for directors, to approve the amendments to the Restated Certificate of Incorporation and to ratify the appointment of the independent accountants notwithstanding the vote of any other stockholder, and intends to vote its shares in favor of the nominees, the amendments to the Restated Certificate of Incorporation and the appointment of the independent accountants.

                                           By Order of the Board of Directors,
                                                       H. R. SMITH
                                                        SECRETARY


Dallas, Texas
July 7, 1995

                            MAXUS ENERGY CORPORATION

                            717 NORTH HARWOOD STREET
                              DALLAS, TEXAS 75201
                           TELEPHONE: (214) 953-2000

                            ------------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 3, 1995

                                  INTRODUCTION

GENERAL

    This Proxy Statement is being furnished by Maxus Energy Corporation, a Delaware corporation (the "Company"), in connection with the annual meeting of stockholders to be held on August 3, 1995 at 10:00 a.m., Dallas time, at The Harvey Hotel, 400 North Olive Street, Dallas, Texas and any and all adjournments thereof (the "Annual Meeting").


    In accordance with the Delaware General Corporation Law (the "DGCL"), this Proxy Statement and related form of proxy are being mailed to all Stockholders (as hereinafter defined) of record of the Company as of June 14, 1995 (the "Record Date") and is first being sent to such stockholders on or about July 7, 1995. ONLY HOLDERS (THE "STOCKHOLDERS") OF THE COMMON STOCK, PAR VALUE $1.00 PER SHARE (THE "SHARES") OR THE $4.00 CUMULATIVE CONVERTIBLE PREFERRED STOCK, PAR VALUE $1.00 PER SHARE (THE "$4.00 PREFERRED STOCK" AND TOGETHER WITH THE SHARES, THE "VOTING SHARES"), OF RECORD ON THE RECORD DATE ARE ENTITLED TO VOTE ON ALL MATTERS PRESENTED AT THE ANNUAL MEETING. As the holder of all of the outstanding shares of the $9.75 Cumulative Convertible Preferred Stock, par value $1.00 per share (the "$9.75 Preferred Stock"), The Prudential Insurance Company of America ("Prudential") is entitled, voting as a class, to elect one director separately from the Company's other directors. Holders of the Company's $2.50 Cumulative Preferred Stock, par value $1.00 per share (the "$2.50 Preferred Stock"), as such, are not entitled to vote with respect to the matters to be acted upon at the Annual Meeting.


MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

    Stockholders on the Record Date are entitled to notice of and to vote at the Annual Meeting and will be asked to consider and vote upon:


    (i) the election of seven nominees (the "Nominees") as directors, each for a one-year term expiring in 1996;


    (ii) the ratification of the appointment of Arthur Andersen & Co. ("Arthur Andersen") as independent accountants for 1995; and


    (iii) the adoption of amendments (the "Certificate Amendments") to the Company's Restated Certificate of Incorporation (the "Certificate") to eliminate certain anti-takeover provisions previously adopted, which amendments will (a) allow stockholder action to be taken by written consent; (b) eliminate cumulative voting rights; and (c) eliminate the supermajority vote requirement for the removal of a director.


VOTING AT THE ANNUAL MEETING


    June 14, 1995 has been fixed as the Record Date for determining Stockholders entitled to notice of the Annual Meeting. Only holders of record of Voting Shares on the books of the Company on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 135,609,772 Shares outstanding, all of which were held of record by one person, YPF Sociedad
Anonima, a sociedad anonima organized under the laws of the Republic of Argentina ("YPF"), and 4,356,958 shares of $4.00 Preferred Stock outstanding, which were held of record by approximately 1,284 persons.

    The Shares and the $4.00 Preferred Stock are the only classes of voting securities of the Company outstanding entitled to vote on the matters to be presented at the Annual Meeting. Each holder of record of Voting Shares will be entitled to one vote per Voting Share on each matter submitted to a vote of the Stockholders at the Annual Meeting or any and all adjournments thereof. Under Article Eighth of the Certificate, cumulative voting is permitted in the election for directors. Each Stockholder may cumulate the voting power represented by his or her Voting Shares and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such Voting Shares are entitled or distribute such votes among as many candidates for election as the Stockholder desires. Under the DGCL and the Certificate, a majority of the Voting Shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting.

    Prudential has notified the Company that it intends to elect Mr. R.A. Walker to the Board of Directors of the Company (the "Board"). Information regarding Mr. Walker is provided following the information herein regarding the Nominees. Stockholders are not, as such, entitled to vote on the election of Mr. Walker. The holder of the $9.75 Preferred Stock is not, as such, entitled to vote on the matters to come before the Annual Meeting. The Company is not required to solicit, and is not by this Proxy Statement soliciting, a proxy from the holder of the $9.75 Preferred Stock, as such.


    Under the DGCL and the Certificate, the seven nominees for director receiving the most votes will be elected as directors. The affirmative vote of a majority of the votes cast is required to ratify the appointment of the independent accountants. Under the Certificate, the affirmative vote of the holders of at least 80% of the Voting Shares, voting together as a single class, is required to adopt the Certificate Amendments. YPF currently owns approximately 96.9% of the outstanding Voting Shares. YPF has informed the Company that it intends to vote its Shares in favor of the Nominees, the Certificate Amendments and the ratification of the appointment of the independent accountants. YPF owns a sufficient number of Shares to elect the Nominees, to approve the Certificate Amendments and to ratify the appointment of the independent accountants, notwithstanding the vote of any other Stockholder.



    Under the Certificate, the By-Laws of the Company (the "By-Laws") and the DGCL, a proxy returned without instructions will be counted for purposes of determining whether a quorum is present at the Annual Meeting and will have the effect of a vote for the Certificate Amendments. Abstentions and broker non-votes will have the effect of a vote against the Certificate Amendments and against ratification of the independent accountants. Broker non-votes and votes that are withheld will not be counted as votes for a director. Any proxy given may be revoked either by a written notice duly signed and delivered to the Secretary of the Company prior to the exercise of the proxy, by execution of a subsequent proxy or by voting in person at the Annual Meeting.


                                   PROPOSAL 1

               ELECTION OF DIRECTORS OF MAXUS ENERGY CORPORATION

GENERAL

    The By-Laws provide that the number of directors shall be fixed by the Board and shall be no fewer than three nor more than fifteen. The Board has currently fixed the number of directors at eight. Under the Certificate and By-Laws, as amended in June 1995, each director will serve a one year term.

    The persons noted under "Nominees" below, excluding Mr. Walker, have been nominated by the Board for election as directors to serve until the next annual meeting of the stockholders and until their successors have been elected and shall qualify as directors. YPF has indicated that it intends to vote its Shares equally in favor of the Nominees.

                 INFORMATION REGARDING NOMINEES FOR DIRECTORS,
                 EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

    THE NOMINEES. The name, age, present principal occupation or employment and the material occupations, positions, offices or employments for the past five years of each Nominee and Mr. Walker are set forth below. Unless otherwise indicated, each such person has held the principal occupation or employment listed opposite his name for at least the past five years.


                                             PRESENT PRINCIPAL OCCUPATION AND MATERIAL POSITIONS
          NAME                AGE                      HELD DURING THE PAST FIVE YEARS
- -------------------------     ---     -----------------------------------------------------------------
Nells Leon                    68      Mr. Leon has been a director of the Company since June 1995. He has been a Director of YPF since 1991, and he was elected
                                       President of YPF in May 1995. He has been associated with YPF since 1990, serving as Executive Vice President. He was Vice
                                       President of Operations of Sol Petroleo S.A. from 1987 to 1990.
Peter Gaffney                 60      Mr. Gaffney has been President, Chief Executive Officer and a director of the Company since April 1995. Previously, Mr.
                                       Gaffney was a Senior Partner of Gaffney, Cline & Associates,
                                       Inc. ("Gaffney, Cline"), a firm engaged in petroleum management consulting. He had been involved with such firm since 1962, being one of the founders.
Cedric Bridger                59      Mr. Bridger has been a director of the Company since April 1995.
                                       He has been Vice President, Finance and Corporate Development of
                                       YPF since 1992. From 1989 to 1992, he was employed by CVB
                                       Industrias Mecanicas in Brazil, last serving as Marketing
                                       Manager. Previously, he was associated with Hughes Tool Company from 1964 to 1989.
James R. Lesch                73      Mr. Lesch has been a director of the Company since April 1995.
                                       Mr. Lesch has been a Director of YPF since 1993. He is currently retired, having retired from Hughes Tool Company in 1986. He was
                                       Chief Executive Officer (1979-1986) and Chairman of the Board
                                       (1981-1986) of Hughes Tool Company and also served as
                                       Commissioner, State of Texas Department of Commerce (1988-1992).
                                       Previously, he served as Director of the American Petroleum
                                       Institute.
P. Dexter Peacock             53      Mr. Peacock has been a director of the Company since April 1995.
                                       He has been a partner of Andrews & Kurth L.L.P. since 1975. He is a member of the firm's Management Committee. He currently serves as a director of Texas Commerce Bank National Association and as an alternate Director of YPF.

                                             PRESENT PRINCIPAL OCCUPATION AND MATERIAL POSITIONS
          NAME                AGE                      HELD DURING THE PAST FIVE YEARS
- -------------------------     ---     -----------------------------------------------------------------
Charles L. Blackburn          66      Mr. Blackburn has been a director of the Company since 1986. For more than five years prior to his retirement in to April 1995, he was also the Chairman, President and Chief Executive Officer of the Company. He is currently an international consultant for
                                       YPF. Mr. Blackburn also serves as a Director of Lone Star
                                       Technologies, Inc. and Landmark Graphics Corporation.
George L. Jackson             66      Mr. Jackson has been a director of the Company since 1987. Mr.
                                       Jackson has been an oil field service consultant for more than five years.
R.A. Walker                   38      Mr. Walker has been a director of the Company since 1994. He is the Managing Director of Prudential Capital Group and a Vice
                                       President of The Prudential Insurance Company of America. Mr.
                                       Walker has held similar positions with Prudential Capital Group for the past five years. He was elected to the Board by
                                       Prudential pursuant to the terms of the $9.75 Preferred Stock.


    THE COMMITTEES OF THE BOARD OF DIRECTORS; COMMITTEE MEETINGS. The Board held a total of eight meetings in 1994. The percentage of meetings attended by each director out of the total number of meetings of the Board and of committees of the Board on which such director served exceeded 75%. The Board has established three committees to assist in the discharge of its responsibilities. The membership of each committee is provided below with the description of each committee.


    EXECUTIVE  COMMITTEE.   The members of  the Executive  Committee are Messrs.
Leon, Gaffney and Peacock. The Executive Committee may exercise any of the powers of the Board in the management of the business and affairs of the Company in the intervals between meetings of the Board. Although the Committee has very broad powers, prior to 1995 it has met only when it would have been impractical to call a meeting of the Board. This Committee did not meet in 1994.


    AUDIT REVIEW COMMITTEE. The members of the Audit Review Committee are Messrs. Peacock, Jackson and Walker. The Audit Review Committee reviews the professional services provided by the Company's independent accountants and the independence of such accountants from management of the Company. This Committee also reviews the scope of the audit coverage, the annual financial statements of the Company and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as have been brought to its attention. This Committee met five times in 1994.

    COMPENSATION COMMITTEE. The members of the Compensation Committee are Messrs. Leon, Bridger and Lesch. The Compensation Committee reviews and approves executive salaries and administers bonus, stock option and incentive compensation plans of the Company. The Committee advises and consults with management regarding significant employee benefit policies and practices and significant compensation policies and practices of the Company. This Committee met seven times in 1994.


    The By-Laws provide that nominations of candidates for director will be made by the Board or a committee appointed by the Board or by any stockholder entitled to vote in the election of directors generally. The By-Laws require that stockholders intending to nominate candidates for election as directors deliver written notice thereof to the Secretary of the Company not later than 80 days in advance of the meeting of stockholders; provided, however, in the event the date of the meeting is not publicly announced by the Company by mail, press release or otherwise more than 90 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to stockholders. The By-Laws further require that the notice set forth certain information concerning such stockholder and his nominees, including their names and addresses, a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the stockholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with these requirements.


    DIRECTORS' COMPENSATION. The Company pays each director who is not an employee of the Company or YPF (other than Mr. Blackburn) an annual retainer of $20,000 and a fee of $1,000 for each meeting of the Board attended and for each committee meeting attended. Under a deferred compensation plan, such accounts may be deferred in whole or in part at the election of the director. Compensation so deferred is denominated in dollars and will bear interest at a rate indexed to an investment fund selected from time to time by the plan's administrator. The annual rate of such interest accruals for 1995 is 5.34%. For so long as Mr. Blackburn is an international consultant to YPF, he will not be entitled to such compensation paid to other non-employee directors. See "CERTAIN TRANSACTIONS AND RELATIONSHIPS" below.


    CERTAIN   TRANSACTIONS  AND   RELATIONSHIPS.    The   Company  has  business
transactions and relationships in the ordinary course of business with unaffiliated corporations and institutions of which certain of its directors, executive officers and substantial stockholders are affiliated, including the transactions discussed below. All such transactions are conducted on an arm's length basis.

    Prudential is the record or beneficial owner of more than 5% of one or more of the classes of the Company's voting securities. Mr. Walker, an officer of Prudential, has been nominated as a director of the Company by Prudential as holder of all of the $9.75 Preferred Stock and pursuant to the terms thereof. During 1994, the Company offered its employees the opportunity to participate in medical programs administered by Prudential. In addition, during such year, Prudential provided services and coverages relating to pension and life insurance plans for retired employees of Gateway Coal Company, a partnership owned by the Company. Further in 1994, Prudential provided the Company certain software-related services. The Company has paid or will pay Prudential approximately $377,000 for these services. The Company and Prudential have agreed that Prudential will continue to perform such services during 1995 and anticipate that the fees for the year will be somewhat higher.

    Mr. Blackburn, formerly the Chairman, President and Chief Executive Officer of the Company, has become an international consultant to YPF, the holder of all of the outstanding Shares, and remains a director of the Company. Under a two-year contract, Mr. Blackburn will be available to render consulting services for a minimum of 60 days per year and be paid a retainer of $180,000 per year. Mr. Blackburn will be paid $3,000 per day for each day of consulting provided in excess of 60 days per year. He will also be provided offices in Dallas and Buenos Aires.

    Mr. Peacock, a director, is a partner in the law firm of Andrews & Kurth L.L.P. It is anticipated that Andrews & Kurth L.L.P. will provide certain legal services to the Company in 1995 and it is anticipated that the fees for such services will exceed $75,000.


    In 1994, the Company paid approximately $218,000 to D. L. Black, a former director, for services rendered in connection with the sale of the Company's geothermal business for approximately $66 million. Mr. Black retired as director of the Company in May 1994. It is not expected that Mr. Black will continue to provide services to the Company in 1995.



    Gaffney, Cline provided oil and gas technical and management consulting services to the Company in 1994. Mr. Gaffney, a director and interim President and Chief Executive Officer of the

Company, formerly was a Senior Partner of Gaffney, Cline. The Company paid Gaffney, Cline approximately $144,300 in 1994 for these services. The Company and Gaffney, Cline have agreed that Gaffney, Cline will continue to provide such services during 1995 and anticipate that the fees for such services will be approximately the same as in 1994. Under an agreement, in consideration of Gaffney, Cline granting Mr. Gaffney a leave of absence for such period as Mr. Gaffney serves as President and Chief Executive Officer of the Company, the Company has paid or will pay Gaffney, Cline $500,000 upon execution of the agreement with Mr. Gaffney and will pay an additional $500,000 if the period of Mr. Gaffney's service is extended.

EXECUTIVE OFFICERS


    Officers are elected annually by the Board and may be removed at any time by the Board. There are no family relationships among the executive officers listed. Each of the officers named below has been employed by the Company during the last five years with responsibilities of the general nature indicated by his title, except as set forth below. All officers, except Mr. Gaffney, generally are elected for terms of one year from the meeting of the Board following the Annual Meeting of the Stockholders. Pursuant to an agreement, Mr. Gaffney will serve as President and Chief Executive Officer of the Company for an initial period of six months from April 1995 at a rate of $50,000 per month, plus certain benefits including reimbursement of housing, travel and relocation costs. Except as aforesaid, no arrangements or understandings exist between any executive officers of the Company and any other persons pursuant to which such executive officers were selected as executive officers.



    The name, age, present principal occupation or employment and the material occupations, positions, offices or employments for the past five years of the executive officers of the Company are set forth below. Unless otherwise indicated, each such person has held the principal occupation listed opposite his name for at least the past five years.



                                                           PRESENT PRINCIPAL OCCUPATION OR
        NAME              AGE                     MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
- --------------------      ---      --------------------------------------------------------------------------------
P. Gaffney                    60   President and Chief Executive Officer. See "THE NOMINEES" above.
M.C. Forrest                  61   Senior Vice President, Business Development and Technology since June 1995. Mr.
                                    Forrest joined the Company in 1992 as special assistant to the Chairman. Since that time he has served in various positions including Vice Chairman and Chief
                                    Operating Officer. Prior to 1992, he was with Shell U.S.A. for more than five years, last serving as President of its subsidiary, Pecten International
                                    Company.
*S.G. Crowell                 47   Senior Vice President, Operations. Mr. Crowell joined the Company in 1976 as a geophysicist. Since such time, he has held various positions with the Company, including Senior Vice President, North American Exploration and Production, and
                                    Vice President, Administration. Mr. Crowell was named Senior Vice President,
                                    Operations, in 1992.
G. W. Pasley                  44   Senior Vice President, Asian Pacific Regional Development since June 1995. Mr.
                                    Pasley joined the Company in 1984 as Assistant Director of Investor Relations.
                                    Since such time, he has held various positions with the Company, including
                                    Senior Vice President, International, Senior Vice President, Operations and
                                    Senior Vice President, Finance and Administration and Chief Financial Officer.

                                                           PRESENT PRINCIPAL OCCUPATION OR
        NAME              AGE                     MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
- --------------------      ---      --------------------------------------------------------------------------------
*M.J. Barron                  45   Vice President and Treasurer since 1994. Mr. Barron was elected Vice President,
                                    Treasurer and Chief Financial Officer of the Company in 1991. Mr. Barron joined
                                    Natomas Company, a subsidiary of the Company, in 1982 as a Project Manager. Mr.
                                    Barron has held various positions with the Company, including Director of
                                    Strategic Planning and Assistant Treasurer, since such time.
G.R. Brown                    52   Vice President and Controller since 1989.
M.J. Gentry                   43   Vice President, Finance and Administration and Chief Financial Officer since
                                    June 1995. Mr. Gentry was elected Vice President, Human Resources and General
                                    Services in 1991. Mr. Gentry joined the Company in 1975 and has held various positions with the Company, including Associate Director of Management
                                    Information Systems Operations, Assistant Treasurer and General Manager of
                                    Human Resources, since such time.
*M. Middlebrook               59   Vice President and General Counsel since 1990.
W. M. Miller                  41   Vice President, Operations and Planning since June 1995. Mr. Miller joined the
                                    Company in 1981 as a Senior Tax Specialist and has held various positions with the Company, including General Manager, Maxus Southeast Sumatra, Inc. and
                                    General Manager, Special Projects, since such time.
D.A. Wadsworth                46   Vice President, Legal since June 1995. Mr. Wadsworth joined Natomas Company, a subsidiary of the Company, in 1979. He has served in various positions with the
                                    Company including Associate General Counsel and Corporate Secretary.

- ------------------------
* Messrs. Barron, Crowell and Middlebrook have resigned as officers of the Company as of June 30, 1995.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    A former Vice President of the Company, L.E. Ardila, filed a Form 3 dated November 8, 1993 that erroneously reported the number of Shares beneficially owned by him. After becoming aware of such error, Mr. Ardila filed an amended Form 3 dated January 13, 1995.

EXECUTIVE OFFICER COMPENSATION


    The following tables set forth all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer and the four most highly compensated executive officers of the Company in 1994, other than the Chief Executive Officer (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                            LONG TERM COMPENSATION
                                                                                    AWARDS
                                                                        -------------------------------
                                                  ANNUAL COMPENSATION                      SECURITIES
                                                  --------------------  RESTRICTED STOCK   UNDERLYING
                                                   SALARY                   AWARD(S)      OPTIONS/SARS      ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR        ($)     BONUS ($)        ($)              (#)       COMPENSATION ($)
- -------------------------------------  ---------  ---------  ---------  ----------------  -------------  ----------------
C.L. Blackburn ......................       1994    519,996    200,000            0(1)         185,000        31,200(5)
 Chairman, President and                    1993    512,496    100,000            0                  0        30,750(5)
 Chief Executive Officer                    1992    482,496    500,000            0             65,600        28,950(5)
M.C. Forrest ........................       1994    304,020    100,000            0             65,000        18,241(5)
 Sr. Vice President                         1993    298,020     60,000            0                  0        17,881(5)
                                            1992    213,345     95,000            0             50,000        91,508(6)
S.G. Crowell ........................       1994    236,544    100,000            0(2)          75,000        14,193(5)
 Sr. Vice President                         1993    222,669     60,000            0                  0        13,360(5)
                                            1992    212,547     95,000            0             20,400        12,753(5)
G.W. Pasley .........................       1994    208,440    100,000            0(3)          65,000        12,506(5)
 Sr. Vice President                         1993    197,640     45,000            0                  0        11,930(5)
                                            1992    183,540     82,500            0             24,500        11,012(5)
M. Middlebrook ......................       1994    186,270     65,000            0(4)          28,000        11,176(5)
 Vice President                             1993    182,520     30,000            0                  0        10,951(5)
 and General Counsel                        1992    176,895     75,000            0             12,000        10,614(5)

- ------------------------
(1) As of 12/31/94, Mr. Blackburn owned 19,016 shares of restricted Shares having an aggregate market value of $64,179.

(2) As of 12/31/94, Mr. Crowell owned 6,260 shares of restricted Shares having an aggregate market value of $21,128.

(3) As of 12/31/94, Mr. Pasley owned a 3,756 shares of restricted Shares having aggregate market value of $12,677.

(4) As of 12/31/94, Mr. Middlebrook owned 2,712 shares of restricted Shares having an aggregate market value of $9,153.

(5) These payments represent the Company's matching contributions to the qualified and non-qualified saving plans' accounts of the Named Executive Officers.

(6) $81,708 of the amount shown for Mr. Forrest in the All Other Compensation column for 1992 are associated with his relocation from Houston to Dallas upon his initial employment. The remainder, $9,800, represents the Company's matching contribution to the qualified and non-qualified savings plans' accounts of Mr. Forrest for that year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS


                                                   NUMBER OF     PERCENT OF
                                                  SECURITIES        TOTAL
                                                  UNDERLYING    OPTIONS/SARS
                                                 OPTIONS/SARS    GRANTED TO    EXERCISE OR                GRANT DATE
                                                    GRANTED     EMPLOYEES IN   BASE PRICE   EXPIRATION   PRESENT VALUE
NAME                                                (#)(1)       FISCAL YEAR     ($/SH)        DATE          $(2)
- -----------------------------------------------  -------------  -------------  -----------  -----------  -------------
C.L. Blackburn.................................       185,000        34.37%          5.00      6/17/04        555,000
M.C. Forrest...................................        65,000        12.43%          5.00      6/17/04        226,850
S.G. Crowell...................................        75,000        14.34%          5.00      6/17/04        268,500
G.W. Pasley....................................        65,000        12.43%          5.00      6/17/04        232,700
M. Middlebrook.................................        28,000         5.35%          5.00      6/17/04        100,240

- ------------------------
(1) The Named Executive Officers were granted the stated number of options and a like number of SARs in tandem with the options which were to become exercisable on June 16, 1997.

(2) The grant date present value was determined using a variation of the Black-Sholes option pricing model. In determining such value, the expected volatility of the Shares was assumed to be 50%, the risk-free rate of return was based on zero-coupon Treasury yields as listed in "The Wall Street Journal" on June 16, 1994 for trading activity on June 15, 1994 (range from 5.09% to 7.31%), no dividend yield was assumed since dividends are not currently paid on Common Stock, and the time of exercise was assumed to be immediately before expiration of the options. No adjustments were made for non-transferability or risk of forfeiture, except that an adjustment was made to reflect the probability of retirement based on actuarial estimates and retirement no later than age 70.


            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


                                                                         NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                             VALUE      UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS/ SARS
                                        SHARES ACQUIRED    REALIZED    OPTION/SARS AT FY-END (#)         AT FY-END ($)
NAME                                    ON EXERCISE (#)       ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
- -------------------------------------  -----------------  -----------  -------------------------  ---------------------------
C.L. Blackburn.......................              0             N/A        271,933/185,000                      0/0
M.C. Forrest.........................              0             N/A         50,000/65,000                       0/0
S.G. Crowell.........................              0             N/A         85,214/75,000                       0/0
G.W. Pasley..........................              0             N/A         43,608/65,000                       0/0
M. Middlebrook.......................              0             N/A         38,583/28,000                       0/0


PAYMENTS FOR RESTRICTED SHARES AND OPTIONS


    On May 1, 1995 the restrictions on restricted Shares previously awarded to, and held by, the Named Executive Officers lapsed in accordance with their terms, and pursuant to an Agreement of Merger ("Merger Agreement") dated February 28, 1995 among the Company, YPF and YPF Acquisition Corp. ("YPF Corp."), on June 8, 1995 each such Share was converted into the right to receive $5.50 in cash. As a result of the conversion, the Named Executive Officers have received or are expected to receive the following amounts: Mr. Blackburn -- $104,588, Mr. Forrest -- $0, Mr. Crowell -- $34,430, Mr. Pasley -- $20,658, Mr. Middlebrook -- $14,916.



    It is believed that, pursuant to the Merger Agreement, the Named Executive Officers will surrender all options and SARs held by them in exchange for payments not to exceed the following amounts: Mr. Blackburn -- $1,100,000; Mr. Forrest -- $385,000; Mr. Crowell -- $390,000; Mr. Pasley -- $335,000; Mr.
Middlebrook  --  $160,000.  In  addition,  pursuant  to  the  Merger  Agreement,

Messrs. Jackson and Walker have elected to surrender options previously granted under the now terminated 1992 Director Stock Option Plan and are expected to receive $65,000 and $37,500, respectively, in exchange therefor.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS


    CHANGE IN CONTROL AGREEMENTS. In 1987 or thereafter, the Company entered into agreements with Mr. Blackburn and the other Named Executive Officers which were binding upon execution but were to become operative on a change of control of the Company. Pursuant to the terms of said agreements, they became operative when YPF acquired control of the Company.



    Under these agreements, the executive officer is entitled to continue in the employ of the Company until the earlier of the expiration of the third anniversary of the occurrence of a "change in control" or the executive's death at an annual base salary of not less than the rate in effect upon the occurrence of a change in control plus an incentive award of not less than the highest such award received by the executive for any year in the three calendar years immediately preceding the change in control. Under the agreements, a "change of control" includes the following: (i) the merger, consolidation or reorganization of the Company after which a majority of voting power of the Company is held by persons other than the holders thereof prior to such event; (ii) the sale of all or substantially all of the assets of the Company to an entity, the majority of the voting power of which is not held by holders of the voting power of the Company before such sale; (iii) a report is filed on Schedule 13D or Schedule 14D-1 showing that a person is the beneficial owner of 25% or more of the voting power of the Company; (iv) the Company files a Form 8-K or proxy statement disclosing that a change in control has or may occur; or (v) a change in the composition of the majority of the Board under certain circumstances occurs during any period of two consecutive years. In the event the Company terminates the executive's employment during such term without cause, the executive will be entitled to receive as severance compensation a lump-sum payment equal to the present value of the cash compensation payable under the agreement in the absence of such termination, not to exceed 299% of his "base amount" as defined in the Internal Revenue Code of 1986, as amended (the "Code"), without any reduction for subsequent earnings.



    Under these agreements, continuation of benefits under employee benefit plans of the Company is provided after termination during the remainder of the original term of employment. The agreements include provisions which limit the amounts payable under them in certain circumstances in which the net after-tax amount received by the officer would be reduced as a result of the applicability of the 20% excise tax imposed in respect of certain change in control payments under the Code. The Company has assumed the obligation to pay certain fees and expenses of counsel incurred by the executive officers if legal action is required to enforce their rights under the agreements and has secured such obligation by obtaining a letter of credit issued by a commercial bank.



    On April 7, 1995, all of the Company's executive officers gave notice of their intent to resign under circumstances in which they had the right to receive severance payments under the change in control agreements. In order to facilitate the transition following the acquisition by YPF, the Company and the eight executive officers who are parties to such agreements agreed that the executive officers would continue to work for the Company in their present positions at their then-current level of compensation until June 30, 1995 or such date as otherwise mutually agreed. The Company also agreed to pay the executive officers such severance payments no later than April 15, 1995. Mr. Blackburn resigned as Chairman, Chief Executive Officer and Chairman of the Company on April 21, 1995 and retired as an employee of the Company on April 30, 1995. Messrs. Barron, Crowell and Middlebrook announced their resignations or, in the case of Mr. Middlebrook, retirement effective June 30, 1995. Pursuant to said agreement and the change in control agreements, the Named Executive Officers and all of the executive officers as a group have received or are entitled to receive the following amounts: Mr. Blackburn -- $2.7 million; Mr. Forrest -- $1.0 million; Mr. Crowell -- $1.0 million; Mr. Pasley -- $0.9 million; Mr. Middlebrook -- $0.8 million; and the executive officers as a group, $8.2 million.

    SEPARATION PAY PLAN. Under the Company's Separation Pay Plan, most employees (other than non-resident aliens), including the Named Executive Officers, are eligible for separation pay if their employment is terminated for any reason other than death, voluntary termination of employment, voluntary retirement or discharge for reasons of criminal activity, willful misconduct, gross negligence in the performance of duties or violation of Company policy. The payment to be received under the plan by a particular employee depends on his job classification and length of service and whether termination occurs after the elimination of the employee's position or a "change in control" of the Company. For purposes of the plan, a "change in control" includes the following:
(i) the liquidation or dissolution of the Company; (ii) the sale of all or substantially all of the assets of the Company or a merger or similar transaction involving the Company after which less than a majority of the voting securities of the Company or successor corporation are owned by the holders of the voting securities of the Company prior to the transaction; (iii) a change in the composition of the majority of the Board under certain circumstances during any 24 consecutive month period along with other certain specified events; or
(iv) the Board determines that a change in control of the Company has occurred. In the case of the Named Executive Officers, the plan provides in most cases for separation pay in an amount equal to two weeks' base pay for each year of service with the Company, plus three months' base pay, not to exceed a maximum of twelve months base pay; and, in the case of a change in control of the Company, separation pay in an amount equal to one month's base pay for each year of service with the Company, but not less than twelve months' base pay nor more than twenty-four months' base pay. The plan requires that employees sign releases as a condition of receiving separation pay. Executive officers are not entitled to separation pay under the plan to the extent they receive severance payments under the change in control agreements discussed above.


RETIREMENT PROGRAM

    Effective February 1, 1987, the Company adopted a new retirement income plan (the "New Retirement Income Plan") applicable to most of its employees to replace the Company's former retirement income plans under which such employees ceased to accrue benefits on January 31, 1987. Under the New Retirement Income Plan, a covered employee acquires a right upon retirement to a yearly amount equal to 2% of the employee's earnings during each year from February 1, 1987 forward (rather than on final compensation or average final compensation) without offset for social security benefits. Benefits under the New Retirement Income Plan become vested after five years of service. Benefits may be paid in equal monthly installments, starting on the date of retirement and continuing until death, or employees may select one of a number of optional forms of payment having equal actuarial value as provided in the plan. The benefits payable under the New Retirement Income Plan are subject to maximum limitations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. In the case of the Named Executive Officers, if benefits at the time of retirement exceed the then permissible limits of such statutes, the excess would be paid by the Company from the "SERP" described below.

    In addition, an unfunded Supplemental Executive Retirement Plan (the "SERP") effective March 1, 1990 provides additional benefits to the Named Executive Officers and to certain other officers and executive employees designated by the Company's highest ranking officer. No decision has been made concerning Mr. Gaffney's participation in the SERP. Under the SERP, a participant acquires the right upon retirement to a lump sum amount which is the actuarial equivalent to a straight life or, if married, a 50% joint and survivor annuity payable monthly in an amount equal to (A) the sum of (1) 1.6% of the participant's average monthly compensation in 1986 times his years of service through January 31, 1987, plus (2) 2% of the participant's average monthly compensation after January 31, 1987 times his years of service after January 31, 1987 plus an additional five years less (B) the amount of the benefits calculated for such participant under the Company's other retirement plans. The maximum benefit payable is 60% of the participant's high three-year average pay. The amounts calculated under the SERP are not subject to any reduction for Social Security and are not determined primarily by final compensation or average final compensation and years of service. If a participant dies while still employed by the Company and is survived by an eligible spouse, his surviving spouse will receive a lump-sum payment equal to the present value of one-half of the benefit which would have been payable to the participant at his normal retirement age under the SERP assuming he had terminated employment with the Company at the time of his death with a vested interest under the SERP and that he survived to his normal retirement age. In the case of retirement after age 55 but before age 60, the supplemental retirement benefits generally will be reduced by 5% for each year that the employee's actual retirement date precedes age 60. The benefits provided under the plan will vest upon completion of five years of service or attainment of age 55.

    The estimated annual benefits payable upon retirement at normal retirement age (or January 1, 1995 in those cases where the participant's age on that date was greater than normal retirement age) under the Company's retirement plans as supplemented by the SERP based on service and compensation through December 31, 1994 for the Named Executive Officers are as follows: Mr. Blackburn -- $180,699, Mr. Forrest -- $60,200, Mr. Crowell -- $96,224, Mr. Pasley -- $54,227 and Mr.
Middlebrook -- $63,380. Whether any amounts actually become payable in whole or in part depends on the contingencies and conditions governing the applicable retirement plan. (Mr. Blackburn retired as of April 30, 1995 and received a total payment of $1.94 million from the Company's retirement plans.)

                       BENEFICIAL OWNERSHIP OF SECURITIES


    Except as noted below, the following table sets forth the beneficial ownership (as defined in the rules of the Securities and Exchange Commission (the "Commission")) as of June 14, 1995 of the Company's and YPF's equity securities of the directors, the Named Executive Officers and all directors and executive officers as a group. At such date, all directors and executive officers as a group beneficially owned less than 1% of the $4.00 Preferred Stock and YPF Class D shares ("YPF 'D' ") outstanding. None of the directors or executive officers beneficially owned any $9.75 Preferred Stock, $2.50 Preferred Stock or YPF Class A, B or C shares.


                                                                                AMOUNT AND NATURE
                                                                                  OF SECURITIES
                                                                                  BENEFICIALLY
NAME OF BENEFICIAL OWNER       TITLE OF SECURITY                                      OWNED
- -----------------------------  ----------------------------------------------  -------------------
Charles L. Blackburn.........  Common Stock..................................     456,933(1)
                               $4.00 Preferred Stock.........................         -0-
                               YPF "D".......................................         -0-

Cedric Bridger...............  Common Stock..................................         -0-(2)
                               $4.00 Preferred Stock.........................         -0-
                               YPF "D".......................................       3,922

Steven G. Crowell............  Common Stock..................................     160,214(1)
                               $4.00 Preferred Stock.........................         -0-
                               YPF "D".......................................         -0-

Michael C. Forrest...........  Common Stock..................................     115,000(1)
                               $4.00 Preferred Stock.........................         -0-
                               YPF "D".......................................       3,000

Peter Gaffney................  Common Stock..................................         -0-(2)
                               $4.00 Preferred Stock.........................         -0-
                               YPF "D".......................................         -0-

George L. Jackson............  Common Stock..................................      20,000(1)
                               $4.00 Preferred Stock.........................         -0-
                               YPF "D".......................................         -0-

                                                                                AMOUNT AND NATURE
                                                                                  OF SECURITIES
                                                                                  BENEFICIALLY
NAME OF BENEFICIAL OWNER       TITLE OF SECURITY                                      OWNED
- -----------------------------  ----------------------------------------------  -------------------
Nells Leon...................  Common Stock..................................         -0-(2)
                               $4.00 Preferred Stock.........................         -0-
                               YPF "D".......................................         -0-

James R. Lesch...............  Common Stock..................................         -0-(2)
                               $4.00 Preferred Stock.........................         -0-
                               YPF "D".......................................       2,000

McCarter Middlebrook.........  Common Stock..................................      66,583(1)
                               $4.00 Preferred Stock.........................         183
                               YPF "D".......................................         -0-

George W. Pasley.............  Common Stock..................................     108,608(1)
                               $4.00 Preferred Stock.........................         -0-
                               YPF "D".......................................         -0-

P. Dexter Peacock............  Common Stock..................................         -0-(1)
                               $4.00 Preferred Stock.........................         -0-
                               YPF "D".......................................       3,000

R.A. Walker..................  Common Stock..................................      10,000(1)(3)
                               $4.00 Preferred Stock.........................         -0-
                               YPF "D".......................................         -0-
                                                                                 --------

Directors and executive                                                               -0-(1)(2)(3)
 officers as a group.........  Common Stock..................................         183
                               $4.00 Preferred Stock.........................      11,922
                               YPF "D".......................................
                                                                                 --------
                                                                                 --------

- ------------------------
(1) Includes Shares as to which the directors and Named Executive Officers, and the directors and executive officers as a group, have the right to acquire within 60 days upon the exercise of options granted under the Company's discontinued or suspended long-term incentive or stock option plans as follows: Mr. Blackburn, 456,933 Shares; Mr. Crowell, 160,214 Shares; Mr. Forrest, 115,000 Shares; Mr. Jackson, 20,000 Shares; Mr. Middlebrook, 115,000 Shares; Mr. Pasley, 108,608 Shares; Mr. Walker, 10,000 Shares; and all directors and executive officers as a group, 1,156,909 Shares. All of the directors and executive officers have elected or are expected to elect to surrender such options pursuant to the Merger Agreement.

(2) Does not include Shares owned by YPF, as to which each of Messrs. Bridger, Gaffney, Leon, Lesch and Peacock disclaims beneficial ownership.

(3) Does not include any securities owned by Prudential, as to which Mr. Walker disclaims beneficial ownership.



    A change in control of the Company occurred on April 5, 1995 when YPF Corp., a wholly owned subsidiary of YPF, acquired 120,000,613 Shares representing at that time approximately 88.5% of the Shares pursuant to a tender offer (the "Offer") commenced on March 6, 1995 for all the outstanding Shares at $5.50 per share. On June 8, 1995, the Stockholders approved the Merger Agreement and YPF Corp. was merged into the Company on such date (the "Merger"). As a result of the Merger, each outstanding Share (other than shares held by YPF Corp., YPF or any of their subsidiaries, or in the treasury of the Company, all of which were cancelled, and Shares of holders who perfected their appraisal rights under
Section 262 of the DGCL) was converted into the right to receive $5.50 per Share, and YPF became the sole holder of the then-outstanding Shares. YPF currently owns approximately 96.9% of the outstanding Voting Shares.

    The total amount of funds used by YPF and YPF Corp. to acquire the entire common equity interest in the Company, including the purchase of Shares pursuant to the Offer and the payment for Shares converted into the right to receive cash pursuant to the Merger, and to pay related fees and expenses, was approximately $800 million. YPF Corp. and YPF entered into a Credit Agreement (the "Credit Agreement") with Chase Manhattan Bank (National Association) ("Chase") as agent for the lenders thereunder pursuant to which a $550 million credit facility (the "Purchaser Facility") was extended to YPF Corp. and YPF. On April 5, 1995, YPF Corp. borrowed $442.2 million under the Purchaser Facility and received a capital contribution of $250 million from YPF. YPF Corp. used borrowings under the Purchaser Facility and the funds contributed to it from YPF to purchase the 120,000,613 Shares pursuant to the Offer. The amounts to be paid to the holders of Shares that were converted into the right to receive cash pursuant to the Merger are being made from available cash. In addition, Chase has provided two additional credit facilities aggregating up to $425 million: (i) a credit facility of $250 million extended to Midgard Energy Company ("Midgard"), a wholly owned subsidiary of the Company (the "Midgard Facility"), and (ii) a credit facility of $175 million extended to Maxus Indonesia, Inc., a wholly owned subsidiary of the Company (the "Holdings Facility"). The proceeds of the Midgard Facility, the Holdings Facility and available cash were used to repay the Purchaser Facility.


    To the knowledge of the Company, as of June 14, 1995, no person beneficially owned more than 5% of any class of the Company's voting securities except as set forth below:


                                                                          AMOUNT AND NATURE
                                                                              OF SHARES
                                                                             BENEFICIALLY      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                TITLE OF CLASS              OWNED            CLASS
- --------------------------------------------  --------------------------  ------------------  ------------
YPF Sociedad Anonima .......................  Common Stock                    135,609,772          100.0%
 Avenida Pte. Roque
 Saenz Pena 777
 1364 Buenos Aires
 Argentina
The Prudential Insurance Company of           $9.75 Preferred Stock             1,250,000(1)       100.0%
 America ...................................
 Prudential Plaza
 Newark, New Jersey 07102-3777
Kidder, Peabody Group Inc. .................  Common Stock                      8,000,000(2)         5.6%
 10 Hanover Square
 New York, New York 10005

- ------------------------
(1) On February 28, 1995, the Company and Prudential entered into an agreement pursuant to which Prudential waived certain rights, including conversion rights and registration rights, for the $9.75 Preferred Stock.

(2) Kidder, Peabody Group Inc. ("Kidder") reported on Schedule 13D, dated October 10, 1992, that it owns 8,000,000 warrants, each representing the right to purchase from the Company at any time prior to 5:00 p.m. on October 10, 1997, one Share at a price of $13.00 per Share. The 8,000,000 Shares reported as beneficially owned by Kidder result from the assumed exercise of all 8,000,000 of such warrants. According to said Schedule 13D, General Electric Company ("GE") is the indirect parent of Kidder. The information herein regarding such Shares assumes that Kidder's beneficial ownership thereof had not changed as of June 14, 1995, and that GE continues to be the indirect parent of Kidder, and is included herein in reliance on such filing, except that the percent of class is based upon the Company's calculations made in reliance upon the information regarding such Shares contained in such filing.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    Through April 21, 1995, the Compensation Committee of the Board of Directors consisted of J. David Barnes, Chairman, B. Clark Burchfiel, Charles W. Hall, George L. Jackson and Richard W. Murphy. Since April 21, 1995, the Compensation Committee has consisted of Messrs. Leon, Bridger and Lesch. Dr. Burchfiel, Schlumberger Professor of Geology at the Massachusetts Institute of Technology ("MIT"), from time to time has served the Company by conducting training workshops and seminars, performing geological research and furnishing consultation with respect to selected potential exploration projects. As consideration for these services in 1994, approximately $32,600 was paid to Dr. Burchfiel individually and approximately $147,000 was paid to MIT.

    The Compensation Committee's Report on Executive Compensation for the fiscal year ended December 31, 1994, which was prepared by the Compensation Committee as composed prior to April 21, 1995, follows. Consequently, the Report should be read with the understanding that it does not reflect the Merger, Mr. Blackburn's resignation as Chairman, President and Chief Executive Officer on April 21, 1995, or Mr. Gaffney's election as President and Chief Executive Officer.

                     BOARD COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

    GENERAL. The Compensation Committee of the Board of Directors (the "Committee") is composed of five directors who are not current or former officers or employees of the Company. The Committee is responsible for reviewing and approving the compensation paid to executive officers of the Company, including salaries, bonuses, stock options and other incentive awards. Following review and approval by the Committee, material actions pertaining to executive compensation are reported to the full Board of Directors.

    COMPENSATION POLICY FOR EXECUTIVE OFFICERS. The Committee's policy regarding executive pay is generally the same as the Company's policy with respect to all other management level employees. That policy has the following objectives:

    - To enhance the Company's competitiveness by attracting and retaining quality talent.

    - To link employee's long-term earnings to the long-term success of the Company.

    - To reward individual performance as well as team accomplishments.

    - To target each component of total compensation at the 50th percentile range for similar jobs, as determined by reference to a survey or surveys of selected oil and gas companies. (1)

    The Committee continuously attempts to assess the reasonableness and competitiveness of the Company's compensation program and to ensure that the program is adequately designed to attract, motivate and retain talented executives, and also to have linkage between executive compensation

- ------------------------
(1) The Committee reviewed survey information for 19 U.S. based independent oil and gas companies to determine the 50th percentile of total compensation for comparable executive positions, including all of the U.S. based companies included in the performance graph. These 19 companies were selected because they participated in compensation surveys performed by an independent consultant and reviewed by the Committee (the "Compensation Survey"). The performance of these companies were not considered in determining the Company's executives' compensation. The non-U.S. based companies included in the performance graph were not included because they did not participate in the Compensation Survey and the Committee believes there are significant differences between compensation practices of U.S. based and non-U.S. based oil and gas companies.

and Common Stock value. The Committee's practice has been to retain an independent outside consultant, at intervals of approximately five years, to assist it in this regard by making an independent assessment. The last such independent assessment was conducted in 1993.

    The Company does not believe it will pay any employee compensation in 1995 that will cause it to exceed the $1 million deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended. If it appears that employee compensation will exceed the deduction limit in the future, the Company presently intends to comply with Section 162(m) as circumstances allow, unless the Committee determines that required changes would not be in the Company's best interest.

COMPONENTS OF COMPENSATION

    BASE SALARY -- The Committee annually reviews the Chief Executive Officer's and the other executive officers' base salaries. In determining an appropriate salary adjustment, consideration is given to level of responsibility, experience of the individual, the degree to which planned objectives were achieved and competitiveness of the executive's compensation. As stated above, the Company targets total compensation at the 50th percentile range for similar positions at other U.S. based independent oil and gas companies. Based on the Compensation Survey, the average of the Company's executive officers' base salaries as of April 1994 was on average seven percentage points below the targeted levels.

    Mr. Blackburn (the "CEO") has been the Chairman, President and Chief Executive Officer of the Company since 1987. His base salary did not increase in 1994. The Committee determined not to increase the CEO's base salary in 1994 since his monthly base rate (after giving effect to his 6.1% salary increase in April 1993) approached the targeted level. The CEO's base salary as of April 1994 was two percentage points below the median level for similar positions in the Compensation Survey.

    ANNUAL INCENTIVES -- The CEO and other executive officers are considered for annual bonus incentive awards to reward individual performance against established objectives. The total award pool for all eligible employees is first calculated as the sum of a percentage of base salary for each eligible position. The target percentage for each position is established by reviewing the Compensation Survey information. The percentage of base salary targeted for annual bonus increases with the level of responsibility. This award pool can be adjusted 50% up or down based on actual performance of the Company as measured against the targets for cash flow and return on capital employed as established in the annual plan of the Company. Further adjustments may be made for unusual events or events outside the control of the Company's management, such as variances due to the price of oil and gas. Individual amounts are awarded to the CEO and each executive officer on a discretionary basis after reviewing the officer's performance against various factors, including established objectives that vary by executive, internal equity with any other officers with similar responsibilities and the established target award for the position being considered. The bonus pool for executive officers for 1994 was below the $831,000 targeted amount with $727,000 being award to eight individuals within this group. The reasons the executive officers were awarded less than the targeted amount were that the Company did not meet its 1994 objectives with respect to cash flow and return on capital employed. Based on the Company's performance with respect to these objectives, the 1994 bonus pool for the eight executive officers should have been 97.3% of the targeted amount (or $808,000); however, the Committee made the subjective determination to reduce the award amount further due to the performance of the Common Stock in 1994.

    The CEO was granted a bonus of $200,000 in December 1994 (or approximately 38% of his base salary). The Committee awarded this amount based upon its evaluation of the CEO's performance in connection with restructuring activities during 1994. The restructuring activities have led to an estimated reduction in overhead of approximately $8 million per year, the successful sale of the Company's gulf coast properties, the refocusing on certain core areas of operations and the development of various funding options to support the Company's future operations.

    LONG-TERM INCENTIVES -- The Company's stockholders have approved the Company's virtually identical 1986 and 1992 Long-Term Incentive Plans (the "Plans"). The Plans permit granting officers and other key employees of the Company stock options, stock appreciation rights ("SARs"), performance units and awards of Common Stock (including restricted stock) or other securities of the Company on terms and conditions determined by the Committee. The Committee believes that these equity based awards are an integral part of the Company's overall compensation program for the CEO and other executive officers. Through these grants, the actual amount of such officers' long-term compensation is dependent on future increases in stockholder value.

    During 1994, the Company granted options and tandem SARs to the CEO and other executive officers. As previously reported, the Committee presently intends (assuming the proposed merger with YPF Acquisition Corp. is not consummated) to consider granting this group of employees options/SARs every other year and performance units in years in which options/SARs are not awarded. Various factors may be taken into account in considering the number of options an individual is granted, including performance in achieving the Company's strategic plan objectives, level of responsibility and survey information reflecting the value of awards to similar positions at other oil and gas companies. The CEO and executive officers are granted SARs in tandem with the stock options. SARs entitle the holder, upon exercise and contemporaneous surrender and cancellation of the related options, to receive cash or stock, or a combination of both, in an amount equal to the difference between the market value of the Common Stock (calculated as specified in the Plans on the date of exercise) and the exercise price of the SARs.

    For purposes of stock options grants and comparisons of competitive awards, options are valued according to a variation of the Black-Scholes option pricing model. This type of pricing model is used to value options traded in public markets. The option exercise price is set at the closing market price of the Common Stock preceding the day of the grant and the Company does not adjust the exercise price for drops in the price of the Common Stock.

    In June 1994, the CEO was granted the option to purchase 185,000 shares of Common Stock at a price of $5.00 per share. SARs were also issued in tandem with these options. The grant was based on survey data reflecting the value of awards to similar positions at other oil and gas companies. The Committee believes that, like the use of performance units, the use of options serves to help align the compensation of the CEO and other executive officers with interest of the stockholders. Specifically, the options will only have value if the market value of the Common Stock increases after the date of grant.

    MEMBERS OF THE COMPENSATION COMMITTEE:

               J. David Barnes, Chairman
               B. Clark Burchfiel
               Charles W. Hall
               George L. Jackson
               Richard W. Murphy

STOCK PERFORMANCE GRAPH

    The following graph shows a comparison of five-year cumulative returns (assuming reinvestment of any dividends), among the Company, the Standard & Poor's 500 Stock Index and a peer group selected by the Company.

                    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL
                    RETURN AMONG THE COMPANY, S&P 500 INDEX
                             AND A PEER GROUP INDEX


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             MAXUS     S&P 500    PEER GROUP
1989            $100       $100          $100
1990            82.9       97.0          86.6
1991            67.1      126.5          82.4
1992            62.2      137.5          85.4
1993            54.9      149.8         101.3
1994            32.9      151.8          87.5


 YEAR END
   DATA      1989  1990    1991    1992    1993    1994
- -----------  ----  -----  ------  ------  ------  ------
Maxus        $100  $82.9  $ 67.1  $ 62.2  $ 54.9  $ 32.9
S&P 500       100   97.0   126.5   137.5   149.8   151.8
Peer Group    100   86.6    82.4    85.4   101.3    87.5

    The stock performance graph assumes $100 was invested on December 29, 1989 in the Shares, the S&P 500 Stock Index and the peer group. Investments in the peer group have been weighted according to the respective issuer's stock market capitalization at the beginning of each period for which a return is indicated.

    The peer group is composed of 14 peer companies (named below) whose primary business, like that of the Company, is exploring for and producing oil and gas. The companies were selected to represent a composite similar to the Company in size and mix of domestic and international business. The group consists of large independent exploration and production companies whose market equity exceeded $500 million in 1990 or in the year in which data for the company became available. The primary business of eight companies is domestic, and six companies are primarily international. The performance index is based upon data beginning with 1990 except for Lasmo plc which is included in the index starting in 1992 when complete data for the year became available. Also, the performance index does not include Bow Valley Industries Ltd. for 1994 because it was acquired by another company in that year. The 14 companies are: Anadarko Petroleum Corporation, Apache Corporation,

Bow Valley Industries Ltd., Burlington Resources Inc., Canadian Occidental Petroleum Ltd., Enron Oil & Gas Company, Enterprise Oil plc, Lasmo plc,
Louisiana Land & Exploration Company, Noble Affiliates Inc., Oryx Energy Company, Ranger Oil Limited, Santa Fe Energy Resources, Inc. and Union Texas Petroleum Holdings, Inc.

    In the index used for the immediately preceding fiscal year, the peer group did not include Apache Corporation or Ranger Oil Limited because the market equity of each was less than $500 million; however, if a line representing the same group of companies without Apache and Ranger were superimposed on the above graph, it would be indistinguishable from the line on the above graph representing the fourteen companies now included in the group. The plot points for the line representing a group without Apache and Ranger would be as follows for the year-ends indicated: 1990 -- $85.8; 1991 -- $80.8; 1992 -- $84.4; 1993
- -- $100.2; 1994 -- $84.8.

    THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES.


                                   PROPOSAL 2


                            INDEPENDENT ACCOUNTANTS


    Price Waterhouse L.L.P. ("Price Waterhouse") was the Company's independent accountants for 1994. The Board has selected Arthur Andersen to act as the Company's independent accountants for 1995. Arthur Andersen will have representatives at the Annual Meeting who will have the opportunity to make a statement, if the representatives desire to do so, and will be available to respond to appropriate questions. Price Waterhouse will not have a representative at the Annual Meeting.



    On April 21, 1995 Price Waterhouse, the Company's previous independent accountants, was dismissed, and Arthur Andersen was engaged as the Company's independent accountants. Arthur Andersen has acted as YPF's independent accountants since 1991, and the decision to retain Arthur Andersen as the Company's independent accountants was based on the desire to make the audits of the Company, as a Company now closely related to YPF, more convenient and efficient. None of Price Waterhouse's reports on the financial statements for the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the past two fiscal years the Company did not have any disagreements with Price Waterhouse on a matter of principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to their satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with their report.



    THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2.



                                   PROPOSAL 3



               AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION



    On June 7, 1995, the Board approved the Certificate Amendments and voted to recommend that the Stockholders consider and approve the Certificate Amendments. These Certificate Amendments will (i) permit the Stockholders to take action by written consent as well as at a stockholders' meeting, (ii) eliminate cumulative voting, (iii) eliminate the requirement of a supermajority vote to remove a director and (iv) eliminate a supermajority vote requirement to amend provisions in Articles Seventh and Eighth of the Certificate. The general purpose of these amendments is to make the operation of the Company more efficient and convenient given the acquisition of all of the Shares by YPF. Such amendments will eliminate certain anti-takeover provisions previously adopted by the Company. So long as YPF continues to own, or any other person owns, at least 80% of the outstanding Voting Shares, the Certificate Amendments are not expected to impact in any material way the ability of the owners of less than a majority of the Voting Shares (the "Minority Stockholders") to influence the governance of the Company. If at any time any person, including YPF, owns at least 50% but less than

80% of the outstanding Voting Shares, the Certificate Amendments will reduce the Minority Stockholders' rights in certain respects, including the following: the Minority Stockholders alone will no longer be able to prevent, on a vote of more than 20% of the outstanding Voting Shares, either the removal of a director or the amendment of Articles Seventh or Eighth of the Certificate. In addition, as discussed below under the caption "ARTICLE EIGHTH -- CUMULATIVE VOTING, REMOVAL OF DIRECTORS", the Certificate Amendments, by eliminating cumulative voting, could impair the rights of the Minority Stockholders to elect a director or directors if YPF should reduce its ownership of Voting Shares.



    The Certificate Amendments and their general effect are discussed below. A copy of the proposed Certificate Amendments is attached as Exhibit A hereto, and the description of the Certificate Amendments herein is qualified in its entirety by reference to Exhibit A.



    ARTICLE SEVENTH -- STOCKHOLDER ACTION BY WRITTEN CONSENT. The DGCL provides that unless a corporation's certificate of incorporation provides otherwise, stockholders may take action without a meeting if the holders of stock having the minimum number of votes necessary to authorize such action sign a written consent. The Certificate currently provides in Article Seventh that stockholders may only take action at an annual or special meeting and specifically forbids stockholder action by written consent. The proposed new Article Seventh would remove this restriction on stockholder action and allow stockholder actions to be taken by written consent. The effect of this amendment would be to allow YPF to take stockholder action by written action without calling a meeting of stockholders. As YPF holds all of the outstanding Shares and thus owns a sufficient percentage of the Voting Shares to approve or disapprove most actions requiring approval of the Voting Shares, allowing stockholder action to be taken by written consent will avoid holding unnecessary stockholder meetings and save the Company the concomitant costs and delays associated with such meetings. Without the foregoing amendment, a meeting of the Stockholders would be required for the Stockholders to take action. The Minority Stockholders would be entitled to notice of any such meeting and to attend and vote at the meeting. After giving effect to the Certificate Amendments, such rights would not be available to the Minority Stockholders in any instance in which the owner of a majority of the Voting Shares elects to take action by written consent. However, in the event Stockholder action is taken by written consent, the DGCL requires that notice be given promptly to the Stockholders who have not consented thereto in writing. Further, under Rule 14c-2 of the Securities Exchange Act of 1934, as amended, an information statement containing the information specified in
Schedule 14C will be sent to holders of the securities entitled to vote on the matter which is the subject of the written consent action at least 20 calendar days prior to the earliest date upon which such action may be taken.



    The amendments to Article Seventh also remove the supermajority requirement for amending that article. Such supermajority requirement no longer serves any practical function as the requisite number of Shares necessary to amend the article is now owned by YPF. The Certificate Amendments will serve to impair the Minority Stockholders' rights with respect to the amendment of Article Seventh in the event YPF should reduce its ownership in the Company to less than 80% of the outstanding Voting Shares. Presently, if YPF or any other person should own at least 50% but less than 80% of the outstanding Voting Shares, the Minority Stockholders could prevent the amendment of Article Seventh by a vote of more than 20% of the outstanding Voting Shares. The Certificate Amendments will allow Article Seventh to be amended in the future by a simple majority of the Voting Shares.



    ARTICLE EIGHTH -- CUMULATIVE VOTING, REMOVAL OF DIRECTORS. Under the DGCL, cumulative voting for directors by the stockholders is permitted but is not required. Article Eighth, Section 4 currently provides for cumulative voting if any stockholder holds 30% or more of the outstanding Voting Shares. YPF holds more than 30% of the outstanding Voting Shares, and thus cumulative voting is permitted in connection with the election of directors, including the election to be held at the Annual Meeting.



    Given the limits on the size of the Board, the number of outstanding Voting Shares and YPF's ownership of approximately 96.9% of the outstanding Voting Shares, the remaining Stockholders do not own a sufficient number of shares to elect a director even with cumulative voting. Thus, the

Company is of the view this provision no longer serves any meaningful purpose, and the Board has recommended that it be deleted from the Certificate. Nonetheless, the elimination of cumulative voting should have no material impact on the Minority Stockholders' right to elect directors so long as YPF does not reduce its ownership of Voting Shares; however, the elimination of cumulative voting could deprive the Minority Stockholders of the right to elect one or more directors if YPF were to reduce its ownership of outstanding Voting Shares. The exact number of directors, if any, the Minority Stockholders could elect at any given time, after giving full effect to cumulative voting, would be dependent on the percentage of outstanding Voting Shares then owned by the Minority Stockholders.



    The proposed amendments to Article Eighth also delete the requirements that any amendment thereto be approved by a vote of 80% of the Voting Shares and that, subject to the rights of holders ("Preferred Holders") of any class or series of stock having a preference over the Shares as to dividends or upon liquidation, a director may be removed by a vote of 80% of the Voting Shares. Again, in view of YPF's ownership of approximately 96.9% of the Voting Shares, the Company believes such provisions no longer serve any useful function. This amendment is not expected to have a material impact on the Minority Stockholders' rights to prevent the removal of a director so long as YPF or any other person owns at least 80% of the outstanding Voting Shares; however, if YPF or another person were to own less than 80% but at least 50% of the outstanding Voting Shares, the Minority Stockholders' rights to prevent the removal of a director would be impaired. Presently, the Certificate requires a vote of more than 20% of the outstanding Voting Shares to prevent the removal of a director. After giving effect to the Certificate Amendments, the Minority Stockholders could not prevent the removal of a director so long as YPF or another person were to own at least 50% of the outstanding Voting Shares.



    The Certificate Amendments will serve to impair the Minority Stockholders' rights with respect to the amendment of Article Eighth in the event YPF should reduce its ownership in the Company to less than 80% of the outstanding Voting Shares. Presently, if YPF or any other person should own at least 50% but less than 80% of the outstanding Voting Shares, the Minority Stockholders could prevent the amendment of Article Eighth by a vote of more than 20% of the outstanding Voting Shares. The Certificate Amendments will allow Article Eighth to be amended and, subject to the aforesaid rights of Preferred Holders, to remove directors in the future by a simple majority of the Voting Shares.



    THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 3.


                               PROXY SOLICITATION


    In addition to soliciting proxies by mail, directors, executive officers and employees of the Company, without receiving additional compensation, may solicit proxies by telephone, by letter, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Shares and $4.00 Preferred Stock, and the Company will reimburse such brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials. The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies. The fee of such firm is estimated to be $2,000, plus reimbursement for out-of-pocket costs and expenses.


                                 OTHER BUSINESS

    The Board does not know of any other business to be presented for consideration at the Annual Meeting. If, however, any other business properly comes before the Annual Meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS


    To be considered for inclusion in the Company's Proxy Statement relating to the 1996 Annual Meeting of Stockholders, a stockholder proposal must be received in proper form at the Company's principal executive office no later than March 9, 1996, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.


                                            By Order of the Board of Directors
                                                       H. R. SMITH
                                                        SECRETARY


Dallas, Texas
July 7, 1995


    A copy of the Company's Annual Report of Form 10-K for the year ended December 31, 1994, excluding certain exhibits thereto, may be obtained without charge by sending a written request to: Maxus Energy Corporation, Investor Relations, 717 Harwood Street, Dallas, Texas 75201.

                                   EXHIBIT A

                    AMENDMENTS TO MAXUS ENERGY CORPORATION'S
                     RESTATED CERTIFICATE OF INCORPORATION

ARTICLE SEVENTH

    SEVENTH. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specific circumstances,
    (a)_Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders; and
    (b) Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors and shall be promptly called by the Chairman or the Secretary at the written request of a majority of the Board of Directors, or the holders of a majority of the outstanding Common Stock upon not fewer than ten nor more than 60 days' written notice.
    Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal, or adopt any provision inconsistent with, this Article Seventh.

ARTICLE EIGHTH
    SECTION 4.__CUMULATIVE VOTING IN CERTAIN CIRCUMSTANCES.__In any election of Directors of the Corporation on or after the date on which the Corporation becomes aware than any 30% Stockholder (as defined below) has become a 30% Stockholder, there shall be cumulative voting for election of Directors so that any holder of shares of Voting Stock may cumulate the voting power represented by his shares and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which such shares are entitled, or distribute such votes on the same principle among as many candidates for election as such holder of shares determines. For the purposes of this Section 4 of Article Eighth, a "30% Stockholder" shall mean any person (other than the Corporation and any other corporation of which a majority of the voting power of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation) who or which is the beneficial owner, directly or indirectly, of 30% or more of the outstanding Voting Stock.


    SECTION 4. REMOVAL. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only by the affirmative vote of the holders of at least 50% 80% of the combined voting power of the outstanding shares of Voting Stock, voting together as a single class.; provided, that notwithstanding the foregoing provisions of this Section 5 of this Article Eighth, if at any time when cumulative voting is permitted pursuant to Section 4 of this Article Eighth less than the entire Board of Directors is to be removed, no Director may be removed from office if the votes cast against his removal would be sufficient to elect him as a Director if then cumulatively voted for him at an election of the class of Directors of which he is a part.

    SECTION 6.__AMENDMENT, REPEAL OR ALTERATION.__Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the combined voting power of the outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, change, amend, repeal, or adopt any provision inconsistent with, this Article Eighth.

    SECTION 7.__CERTAIN DEFINITIONS.__For the purpose of this Article Eighth:
    (a)_A "person" shall mean any individual, firm, corporation or other entity.
    (b)_"Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors. In any vote required by or provided for in this Article Eighth, each share of Voting Stock shall have the number of votes granted to it generally in the election of Directors.
    (c)_A person shall be a "beneficial owner" of any shares of Voting Stock:
        (i)_which  such  person  or  any of  its  Affiliates  or  Associates (as hereinafter defined) beneficially owned, directly or indirectly; or
        (ii)_which such person or  any of its Affiliates  or Associates has  (a)
           the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or
        (iii)_which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any voting Stock;
       provided, however, that no person shall be deemed to be a "beneficial owner" of any shares of Voting Stock solely by reason of such person's right to vote or to acquire such Voting Stock pursuant to any agreement or instrument approved by a majority of the Board of Directors.
    (d)_In determining whether a person is a 30% Stockholder pursuant to Section 4 of this Article Eighth, any class of Voting Stock outstanding shall be deemed to include any Voting Stock deemed owned through application of paragraph(c) of this Section 7 but shall not include any other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
    (e)_"Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985.

                                MAXUS ENERGY CORPORATION
                 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
P The undersigned hereby appoints Michael C. Forrest and Mark J. Gentry, and either of them, each with full power of substitution and
R resubstitution, as proxies to represent and to vote all shares which the undersigned may be entitled to vote as of the record date at the
O Annual Meeting of Stockholders to be held August 3, 1995, and any adjournment thereof. The undersigned directs said proxies to vote as
X specified upon the items shown on the reverse side, which are referred to in the Notice of Annual Meeting and described in the Proxy Statement.
Y IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

     Election of Directors, Nominees:                 (change of address)
     Charles L. Blackburn, Cedric Bridger,         ___________________________
     Peter Gaffney, George L. Jackson,             ___________________________
     J.R. Lesch, P. Dexter Peacock and             ___________________________
     Nells Leon                                    ___________________________

                                                            ------------------
                                                             SEE REVERSE SIDE
                                                            ------------------

/X/  Please mark your
     votes as in this
     example.



                 FOR  WITHHELD                      FOR  AGAINST  ABSTAIN                              FOR  AGAINST  ABSTAIN
1. Election of   / /    / /    2. Ratification of   / /    / /      / /   3. Adoption of amendments    / /    / /     / /
   Directors                      appointment of                             (the "Certificate
   (see reverse)                  Arthur Andersen                            Amendments") to the
For, except vote withheld         as independent                             Company's Restated Certificate of Incorporation (the
from the following nominee(s):    accountants.                               "Certificate") to (a) allow stockholder action to be
                                                                             taken by written consent; (b) eliminate cumulative
_____________________________                                                voting rights; (c) eliminate the supermajority
                                                                             vote requirement for the removal of a director;
                                                                             and (d) eliminate the supermajority vote requirement
                                                                             to amend certain provisions of the certificate.




                                                                             In their discretion, the proxies are authorized to
                                                                             vote upon such other business as may properly come
                                                                             before the meeting.

                                                                             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                                                                             ITEMS 1, 2 AND 3.
SIGNATURE(S)_________________________________________DATE___________________
SIGNATURE(S)_________________________________________DATE___________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
      If the signor is a corporation, please sign the full corporate name, by duly authorized officer.
